FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND
AMENDMENT TO FORBEARANCE AGREMENT

THIS FIFTH AMENDMENT to the Loan and Security Agreement and Amendment to Forbearance Agreement dated as of April ____, 2005 (the “Amendment”), is entered into by and between CAPITAL TEMPFUNDS, INC., a North Carolina corporation (herein called “TEMPFUNDS”) and STRATUS SERVICES GROUP, INC., a Delaware corporation (herein called “BORROWER”).

R E C I T A L S:

a)
TEMPFUNDS and BORROWER are parties to a Loan and Security Agreement dated December 8, 2000, as amended by that certain First Amendment to Loan and Security Agreement dated June 12, 2001, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of December 8, 2002, and as further amended by that certain Third Amendment to Loan and Security Agreement dated as of April 10, 2003, and as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of August 1, 2003 (hereinafter referred to as the “Agreement”).

b)	TEMPFUNDS and BORROWER are also parties to that certain Forbearance Agreement dated as of January 15, 2005 (the “Forbearance Agreement”).

c)	BORROWER and TEMPFUNDS have agreed to certain modifications of the Agreement and the Forbearance Agreement as a result of the ongoing business relationship between the parties.

AGREEMENT

IN CONSIDERATION of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    The above recitals are true and correct and are incorporated herein by this reference.

2.    The Agreement is hereby amended as follows:

            a.  Item 8 of Schedule 1 is hereby deleted and replaced with the following:

                “8. “Term” as referred to in Section 1.33 means through August 12, 2005.”

            b.  The introductory sentence to Item 27a. of Schedule 1 is deleted in its entirety, and the following is substituted in its place:

                “a. Section 1.11 (d) is deleted in its entirety, and the following is substituted in its place:”

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3.    The Forbearance Agreement is hereby amended as follows:

            a.  Section 4 of the Forbearance Agreement is deleted in its entirety, and the following is substituted in its place:

                “4.  Forbearance Period. So long as the Borrower is in compliance with all of the terms and conditions of this Agreement, Capital agrees that it will refrain from exercising its rights and remedies under the Loan Documents and applicable law until August 12, 2005, said period being sometimes hereinafter referred to as the "Forbearance Period"). During the Forbearance Period, Borrower will be in compliance with all of the terms and conditions of the Loan Documents. In addition, during the Forbearance Period and thereafter, Borrower agree to provide all financial statements required to be delivered to Capital on a timely basis, as required by the Loan Documents.”

4.    Upon the effectiveness of this Amendment, each reference in the Agreement and/or the Forbearance Agreement to the “Agreement”, “hereunder”, “herein”, “hereof”, or words of like import referring to the Agreement and/or the Forbearance Agreement shall mean and be a reference to the Agreement and/or the Forbearance Agreement as amended by this Amendment.

5.    This Amendment shall be deemed to be a contract under and subject to and shall be construed for all purposes and in accordance with the laws of the State of North Carolina.

6.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.    Except as above amended, the Agreement and the Forbearance Agreement shall continue in full force and effect, and are binding upon the Borrower without any setoffs, defenses or counterclaims of any kind whatsoever.

8.    The Fidelity Guarantor, Joseph J. Raymond (“Guarantor”), by signing below, consents to the terms of this Fifth Amendment to the Loan and Security Agreement and Amendment to Forbearance Agreement, reaffirms the terms of his Fidelity Guaranty dated as of December 8, 2000 (the “Guaranty”), and confirms that the Guaranty is in full force and effect and binding upon him without any defenses, setoffs or counterclaims of any kind whatsoever.

9.    To induce Capital to enter into this Amendment, Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of Borrower against Capital arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, the Forbearance Agreement or any other arrangement or relationship between Capital and Borrower, and (b) releases, acquits, remises and forever discharges Capital and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity and whether known or unknown, which Borrower may have by reason of any manner, cause or things to and including the date of this Amendment with respect to matters arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, the Forbearance Agreement or any other arrangement or relationship between Capital and Borrower.

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10.    Borrower reaffirms its obligation to pay a facility fee of $10,000.00 per month to Capital, and agrees to pay to Capital $10,000.00 on April 13, 2005 and $10,000.00 on May 13, 2005, to cover the facility fees for the two (2) months that the Agreement and the Forbearance Agreement are being extended pursuant to the terms of this Amendment.

11.    All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement and/or the Forbearance Agreement, as the case may be.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment, which shall be effective with the date of the Amendment.

Witnesses:	STRATUS SERVICES GROUP, INC

/s/ Suzette Berrios	By: /s/ Michael A. Maltzman
Michael A. Maltzman, CFO
/s/ LConnallon

STATE OF NEW JERSEY)
ss.:
COUNTY OF MONMOUTH)

The foregoing instrument acknowledged before me this 8th day of April, 2005, by Michael A. Maltzman, as Chief Financial Officer of Stratus Services Group, Inc., a Delaware corporation, on behalf of the corporation. He is personally known to me and did take an oath.

/s/ Diane Amatucci
(Notary Signature)
(NOTARY SEAL)

(Notary Name Printed)
NOTARY PUBLIC Commission No.

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CAPITAL TEMPFUNDS, INC.
a North Carolina corporation

By:

Title

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

The foregoing instrument was acknowledged before me this _____ day of April, 2005, by______________
, as ___________________________________________________________________________________
of CAPITAL TEMPFUNDS, INC., a North Carolina corporation, on behalf of the corporation. She/He is personally known to me or has produced ___________ as identification and did (did not) take an oath.

(Notary Signature)
(NOTARY SEAL)

(Notary Name Printed)
NOTARY PUBLIC Commission No.

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REAFFIRMATION OF FIDELITY GUARANTY

The undersigned hereby reaffirms his Fidelity Guaranty dated as of December 8, 2000, (the “Guaranty”), consent to the terms of the Fifth Amendment to Loan and Security Agreement and Amendment to Forbearance Agreement and confirms that the Guaranty is in full force and effect, and is binding upon the undersigned without any setoffs, defenses or counterclaims of any kind whatsoever.

/s/ Joseph J. Raymond
Joseph J. Raymond

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